Exhibit 23.3

RONALD R. CHADWICK, P.C.
Certified Public Accountant
2851 South Parker Road, Suite 720
Aurora, Colorado  80014
Telephone (303)306-1967
Fax (303)306-1944

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the use in this Registration Statement of PhotoAmigo, Inc. on Form S-1,  of my  report dated November 17, 2009 on  the  financial statements of PhotoAmigo, Inc. for the year ended July 31, 2009, the period from April 2, 2008 (inception) through July 31, 2008, and for the period from April 2, 2008 (inception) through July 31, 2009.

In addition, I consent to the reference to me under the heading "Experts" in the Registration Statement.

/s/ Ronald R. Chadwick, P.C.
RONALD R. CHADWICK, P.C.
Aurora, Colorado
August 12, 2010